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                                                                   Exhibit 10.14

      Amendments to the 1989 Stock Compensation Plan and Predecessor Plans of U.S. Trust Corporation As Amended and Restated through July 1, 1997

      RESOLVED that Section 4.4(e) of the Plan is hereby amended effective April 28, 1998 by replacing the reference to "15 days" with "2 business days".

      RESOLVED that Section 4.6(c) of the Plan is hereby amended effective January 1, 1998 to read as follows:

      (c) A Participant may elect to have payment with respect to the Interest Portion and the PSU Portion of his or her Account made in the form of a single lump sum payment or in the form of a series of 5 or 15 annual installments. A single lump sum payment shall consist of (i) a number of Common Shares equal to the number of whole PSUs included in the balance of the PSU Portion of the Participant's account, and (ii) cash in an amount equal to the sum of (A) the balance of the interest portions of the Participant's account, and (B) an amount determined by multiplying the fractional part, if any, of a PSU included in the balance of the PSU Portion of the Participant's Account by the Average Market Value of one Common Share on the Business Day immediately preceding the date on which such payment is to be made. Such payment shall be made to the Participant or, if the Participant's Account becomes payable by reason of his or her death, to the Participant's Beneficiary. Payment shall be made on the last Business Day of February of the Plan Year following the year in which the Participant's employment with the Corporation and all of its Affiliated Companies terminates. If payment is made in the form of a series of 5 or 15 annual installments, payment shall be made in accordance with the provisions of Section 4.6(b)(i),
(ii), (iii) and (iv). An election under this Section 4.7(c) shall be made in writing, on a form that is provided by the Committee for such purpose and that is filed by the Participant with the Committee at least one year prior to the date on which the Participant's employment with the Corporation and all of its Affiliated Companies terminates. Any election so made may be revoked, and a new election may be made hereunder after such revocation. Any such revocation or new election shall be made in the same manner, and by the same date, as described in the second preceding sentence. No election or revocation of an election made hereunder shall be given effect unless it is made within the time prescribed herein.